                                                 For Immediate Release

                                               Media Contact:            Investor Contact:
                                               Eric Boomhower          Bryan Hatchell
                                               (803) 217-7701             (803) 217-7458
                                               eboomhower@scana.com    bhatchell@scana.com

SCANA Reports Financial Results for First Quarter 2007

Columbia, SC, April 26, 2007...SCANA Corporation (NYSE: SCG) today reported consolidated earnings for the first quarter of 2007 of $86 million, or $.73 per share, compared to $98 million, or $.85 per share, for the first quarter of 2006. Excluding from the prior year’s results a net after-tax gain of $6 million, or $.05 per share, reflecting the cumulative effect of a change in accounting for equity based compensation resulting from the Company’s adoption of SFAS No. 123(R) on January 1, 2006, GAAP-adjusted net earnings from operations for the first quarter of 2006 were $92 million, or $.80 per share.

“The $.07 per share decline in GAAP-adjusted net earnings from operations reflects several factors,” said Jimmy Addison, senior vice president and chief financial officer. “In our regulated businesses, we recorded increases in operating and maintenance expenses, depreciation expense and property taxes and lower total sales of electricity. These negative variances more than offset improved sales margins in our natural gas operations in South Carolina and North Carolina principally reflecting customer growth and general rate increases that went into effect in November 2006. We also had slightly lower earnings in our non-regulated retail natural gas marketing business in Georgia reflecting milder weather and higher expenses.”

Driven by a 4.2 percent increase in sales to residential and commercial customers, retail kilowatt-hour sales of electricity in the first quarter of 2007 were up nearly 3 percent compared to the first quarter of 2006. Industrial sales were down about 1 percent, primarily reflecting the impact of some plant closings in mid- 2006. Wholesale, or off-system, sales were down 37 percent, reflecting lower regional demand for power driven by milder weather and ongoing maintenance at several of the Company’s base load electric generating facilities during the quarter. As a result, total kilowatt-hour sales of electricity for the quarter were down 3 percent compared to the first quarter of 2006.

Addison said that the decline in off-system sales of electricity more than offset the favorable impact of nearly 3 percent overall customer growth and accounted for a decrease in the electric margin compared to the first quarter of 2006. He noted that weather was not much of a factor year-over-year. “Although the weather across our electric service area in the first quarter was pretty similar to the same quarter last year, it was about 7 percent milder than normal as measured by heating degree days. Had we experienced normal weather during the quarter, our electric margin would have been about $.03 per share higher.”

Total dekatherm sales of natural gas in the first quarter of 2007 were up 43 percent compared to the same period in 2006. Residential sales were up 12 percent, reflecting customer growth and more favorable weather in portions of the Company’s three-state natural gas service area. Sales to commercial and industrial customers also showed year-over-year improvement. Transportation volumes more than doubled for the quarter, primarily reflecting the new business model resulting from the November 2006 merger of South Carolina Pipeline Corporation and SCG Pipeline to form Carolina Gas Transmission Corporation, a transportation-only pipeline company. During the past year, the Company’s overall natural gas customer base increased 2.9 percent to approximately 1,240,000 as of March 31, 2007.

SCANA’s reported earnings are prepared in accordance with Generally Accepted Accounting Principles (GAAP). SCANA’s management believes that, in addition to reported earnings under GAAP, GAAP-adjusted net earnings from operations provides a meaningful representation of the Company’s fundamental earnings power and can aid in performing period-over-period financial analysis and comparison with peer group data. In management’s opinion, GAAP-adjusted net earnings from operations is a useful indicator of the financial results of the Company’s primary businesses. This measure is also a basis for management’s provision of earnings guidance and growth projections, and it is used by management in making resource allocation and other budgetary and operational decisions. This non-GAAP performance measure is not intended to replace the GAAP measure of net earnings, but is offered as a supplement to it. A reconciliation of reported (GAAP) earnings per share to GAAP-adjusted net earnings per share from operations for the three months ended March 31, 2007 and 2006 is provided in the following table:

	Quarter Ended March 31,

	2007	2006
Reported (GAAP) Earnings per Share	$.73	$.85

Deduct:
Gain From Cumulative Effect of Accounting Change, re: SFAS 123(R)	--	(.05)

GAAP- Adjusted Net Earnings per Share From Operations	$.73	$.80

FINANCIAL RESULTS BY MAJOR LINES OF BUSINESS

South Carolina Electric & Gas Company

South Carolina Electric & Gas Company (SCE&G), SCANA’s principal subsidiary, reported earnings in the first quarter of 2007 of $37 million, or $.32 per share, compared to $49 million, or $.42 per share, in the same quarter last year. The lower earnings were attributable to increases in operation and maintenance expenses, depreciation expense and property taxes and a lower margin on sales of electricity. These negative variances more than offset growth in SCE&G’s electric customer base and an improved margin on sales of natural gas reflecting customer growth and a general rate increase that went into effect in November 2006. At March 31, 2007, SCE&G was serving approximately 630,000 electric customers and approximately 301,000 natural gas customers, up 2.8 percent and 2.3 percent, respectively, from the same time last year.

PSNC Energy

PSNC Energy, SCANA’s retail natural gas subsidiary headquartered in Gastonia, North Carolina, reported earnings of $27 million, or $.23 per share, in the first quarter of 2007, compared to $23 million, or $.20 per share, in the first quarter of 2006. Customer growth, more favorable weather and a general rate increase that went into effect in November of 2006 contributed to that improvement. At March 31, 2007, PSNC Energy was serving approximately 446,000 natural gas customers, an increase of 4.1 percent over the last twelve months.

Carolina Gas Transmission

Carolina Gas Transmission Corporation, which was created from the merger of South Carolina Pipeline Corporation and SCG Pipeline in November 2006, reported earnings in the first quarter of 2007 of $3 million, or $.02 per share. Earnings for these companies on a combined basis in the first quarter of 2006 were $4 million, or $.04 per share. The decline was primarily attributable to lower margins associated with the company’s new transportation-only business model.

SCANA Energy

SCANA Energy, the Company’s retail natural gas marketing business in Georgia, reported earnings of $18 million, or $.16 per share, in the first quarter of 2007, compared to $21 million, or $.19 per share, in the first quarter of 2006. A slightly lower sales margin due in part to milder weather, combined with higher operating expenses, contributed to the reduced earnings. At March 31, 2007, SCANA Energy was serving more than 490,000 customers in Georgia, maintaining its position as the second largest natural gas marketer in the state.

Corporate and Other Non-Regulated

SCANA’s corporate and other non-regulated businesses, which include Primesouth, SCANA Communications, ServiceCare, SCANA Energy Marketing, and the holding company, reported breakeven results for the first quarter of 2007, unchanged compared to the first quarter of 2006.

2007 EARNINGS OUTLOOK

The Company reaffirms its previous guidance that 2007 earnings are expected to be in the range of $2.70 - $2.85 per share. The 2007 guidance assumes normal weather in the Company’s electric and natural gas service areas for the remainder of the year and excludes any potential impact from changes in accounting principles and gains or losses from certain investing activities, litigation, and sales of assets. Other factors that may impact future earnings are discussed in the Company’s Securities and Exchange Commission filings. The Company’s goal is to achieve average annual earnings growth of 4-6 percent over the next 3-5 years.

CONFERENCE CALL NOTICE

SCANA will host its quarterly conference call for security analysts at 10:00 a.m. Eastern Time on Friday, April 27, 2007. The call-in numbers for the conference call are 1-888-396-2386 (US/Canada) and 1-617-847-8712 (International). The passcode is 84448908. Participants should call in 5 to 10 minutes prior to the scheduled start time. A replay of the conference call will be available approximately 2 hours after conclusion of the call through May 11, 2007. The telephone replay numbers are 1-888-286-8010 (US/Canada) and 1-617-801-6888 (International). The passcode for the telephone replay is 17430763.

All interested persons, including investors, media and the general public, may listen to a live web cast of the conference call at the Company’s web site at www.scana.com. Participants should go to the web site at least 5 to 10 minutes prior to the call start time and follow the instructions. A replay of the web cast will also be available on the Company’s web site approximately 2 hours after conclusion of the call through May 11, 2007.

PROFILE

SCANA Corporation, a Fortune 500 company headquartered in Columbia, SC, is an energy-based holding company principally engaged, through subsidiaries, in electric and natural gas utility operations and other energy-related businesses. The Company serves approximately 630,000 electric customers in South Carolina and more than 1.2 million natural gas customers in South Carolina, North Carolina and Georgia. Information about SCANA and its businesses is available on the Company’s website at www.scana.com.

SAFE HARBOR STATEMENT

Statements included in this press release which are not statements of historical fact are intended to be, and are hereby identified as, "forward-looking statements" for purposes of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, but are not limited to, statements concerning key earnings drivers, customer growth, environmental regulations and expenditures, leverage ratio, projections for pension fund contributions, financing activities, access to sources of capital, impacts of the adoption of new accounting rules, estimated construction and other expenditures and factors affecting the availability of synthetic fuel tax credits. In some cases, forward-looking statements can be identified by terminology such as “may,” “will,” “could,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “projects,” “predicts,” “potential” or “continue” or the negative of these terms or other similar terminology. Readers are cautioned that any such forward-looking statements are not guarantees of future performance and involve a number of risks and uncertainties, and that actual results could differ materially from those indicated by such forward-looking statements. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, but are not limited to, the following: (1) the information is of a preliminary nature and may be subject to further and/or continuing review and adjustment; (2) regulatory actions, particularly changes in rate regulation and environmental regulations; (3) current and future litigation; (4) changes in the economy, especially in areas served by subsidiaries of SCANA Corporation (SCANA, and together with its subsidiaries, the “Company”); (5) the impact of competition from other energy suppliers, including competition from alternate fuels in industrial interruptible markets; (6) growth opportunities for the Company’s regulated and diversified subsidiaries; (7) the results of financing efforts; (8) changes in accounting principles and in the Company’s accounting policies; (9) weather conditions, especially in areas served by the Company’s subsidiaries; (10) payment by counterparties as and when due; (11) the availability of fuels such as coal, natural gas and enriched uranium used to produce electricity; the availability of purchased power and natural gas for distribution; the level and volatility of future market prices for such fuels and purchased power; and the ability to recover the costs for such fuels and purchased power; (12) performance of the Company's pension plan assets; (13) inflation; (14) compliance with regulations; and (15) the other risks and uncertainties described from time to time in the Company’s periodic reports filed with the United States Securities and Exchange Commission. The Company disclaims any obligation to update any forward-looking statements.

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FINANCIAL AND OPERATING INFORMATION
Condensed Consolidated Statements of Income (Millions, except per share amounts) (Unaudited)

	Quarter Ended March 31,
	2007	2006
Operating Revenues:
Electric	$443	$399
Gas-Regulated	435	514
Gas-Non-regulated	485	476
Total Operating Revenues	1,363	1,389

Operating Expenses:
Fuel Used in Electric Generation	156	117
Purchased Power	11	4
Gas Purchased for Resale - Regulated	297	386
Gas Purchased for Resale - Nonregulated	430	425
Other Operation and Maintenance	174	157
Depreciation and Amortization (1)	91	76
Other Taxes	41	39
Total Operating Expenses (1)	1,200	1,204

Operating Income (1)	163	185

Other Income, Net (1)	13	12

Interest Charges, Net	(53)	(54)
Income Tax Expense (1)	(30)	(45)
Losses from Equity
Method Investments (1)	(5)	(4)
Preferred Stock Cash Dividends of SCE&G	(2)	(2)

Cumulative Effect of Accounting Change	--	6

Net Income (1)	$86	$98

Common Stock Data:
Wgt. Avg. Common Shares Outstanding	116.7	115.0
Basic & Diluted Reported Earnings Per Share	$.73	$.85

Note (1): In January 2005, the South Carolina Public Service Commission approved an accounting methodology which allows the Company to recover the cost of the Lake Murray back-up dam project through the application of net synthetic fuel tax credits generated from its synthetic fuel partnerships. Under this methodology, beginning
    January 1, 2005, the Company recognized its accumulated synthetic fuel tax credits to offset an equal amount of accelerated depreciation on the dam project, net of partnership losses and income tax benefits. Recognition of accelerated depreciation related to the back-up dam costs will continue quarterly to the extent net synthetic fuel tax credits are available. While these entries result in a reduction in operating income, there is no impact on net income.
    However, the Company is allowed to record non-cash carrying costs on the unrecovered investment. The impact of these  entries in the Income Statement and Balance Sheet is shown in the tables below:

Income Statement Impact (millions):			Balance Sheet Impact (millions):
	Quarter Ended March 31, 2007 2006			March 31, 2007 2006
Synthetic Fuel Tax Credits Recognized	$10.9	$3.3	Dam Costs Incurred, Including Allowance for Funds Used During Construction and Carrying Costs	$314	$305
Partnership Losses Recognized	(5.6)	(5.2)
Tax Benefit of Depreciation and Partnership Losses	6.7	2.1	Accelerated Depreciation Recognized	(254)	(214)
Unrecovered Dam Costs			Unrecovered Dam Costs	$60	$91
Accelerated Depreciation Recognized	(12.0)	(0.2)
Impact to Net Income	$0	$0

Carrying Costs Recognized	$1.1	$1.8

Condensed Consolidated Balance Sheets (Millions) (Unaudited)
	March 31,	December 31,
	2007	2006
ASSETS:
Utility Plant, Net	$7,097	$7,007
Nonutility Property and Investments, Net	286	276
Total Current Assets	1,131	1,376
Total Regulatory Assets and Deferred Debits	1,089	1,158
Total	$9,603	$9,817

CAPITALIZATION AND LIABILITIES
Capitalization:
Common Equity	$2,895	$2,846
Preferred Stock	114	114
Long-term Debt, Net	2,965	3,067
Total Capitalization	5,974	6,027
Current Liabilities:
Short-Term Borrowings	431	487
Current Portion of Long-Term Debt	118	43
Other	672	875
Total Current Liabilities	1,221	1,405
Total Regulatory Liabilities and Deferred Credits	2,408	2,385
Total	$9,603	$9,817

Reported Earnings per Share by Company (GAAP Basis): (Unaudited)
	Quarter Ended March 31,

	2007	2006
South Carolina Electric & Gas	$.32	$.42
PSNC Energy	.23	.20
Carolina Gas Transmission (2)	.02	.04
SCANA Energy-Georgia	.16	.19
Corporate and Other Nonregulated, Net	--	--
Basic and Diluted Reported (GAAP) Earnings per Share	$.73	$.85

GAAP-Adjusted Net Earnings per Share From Operations by Company: (Unaudited)
	Quarter Ended March 31,

	2007	2006
South Carolina Electric & Gas	$.32	$.39 (3)
PSNC Energy	.23	.19 (3)
Carolina Gas Transmission (2)	.02	.04
SCANA Energy-Georgia	.16	.18 (3)
Corporate and Other Nonregulated, Net	--	--
Basic and Diluted GAAP-Adjusted Net Earnings per Share from Operations	$.73	$.80

Note (2): Prior period reflects earnings for South Carolina Pipeline Corporation and SCG Pipeline, Inc., which merged to form Carolina Gas Transmission Corporation effective November 1, 2006
Note (3): Excludes impact of SFAS No. 123 (R) accounting change

Variances in Reported (GAAP) Earnings per Share (4): (Unaudited)
Quarter Ended March 31,

2006 Basic & Diluted Reported (GAAP) Earnings Per Share	$.85

Variances:
Electric Margin	(.01)
Natural Gas Margin	.08
Operation & Maintenance Expense	(.09)
Depreciation Expense	(.02)
Property Taxes	(.01)
Additional Shares Outstanding (Dilution)	(.01)
Other	(.01)
Variance in GAAP-Adjusted Net Earnings per Share From Operations	(.07)
Cumulative Effect of Accounting Change, re: SFAS 123 (R)	(.05)
Variance in Reported (GAAP) Earnings per Share	(.12)

2007 Basic & Diluted Reported (GAAP) Earnings Per Share	$.73

Note (4): This variance analysis reflects earnings per share (EPS) components on an after-tax basis, with income tax benefits applied as per the January 6, 2005 electric rate order. See Note (1) to the Condensed Consolidated Statements of Income

Consolidated Operating Statistics:
	Quarter Ended March 31,
	2007	2006	% Change
Electric Operations:

Sales (Million KWH):
Residential	1,762	1,691	4.2
Commercial	1,669	1,601	4.2
Industrial	1,499	1,514	(1.0)
Other	128	120	6.7
Total Retail Sales	5,058	4,926	2.7
Wholesale	531	836	(36.5)
Total Sales	5,589	5,762	(3.0)

Customers (Period-End, Thousands)	630	613	2.8

Natural Gas Operations:

Sales (Thousand Dekatherms):
Residential	31,228	27,872	12.0
Commercial	14,259	13,653	4.4
Industrial	37,805	28,559	32.4
Total Retail Sales	83,292	70,084	18.8
Sales for Resale	4,244	4,234	0.2
Transportation Volumes	39,726	14,996	164.9
Total Sales	127,262	89,314	42.5

Customers (Period-End, Thousands)	1,240	1,205	2.9

Weather Data - Electric Service Territory:
	Quarter Ended March 31,
	Actual	Percent Change
	2007	vs 2006	vs Normal
Heating Degree Days	1,113	(2.7)	(6.9)
Cooling Degree Days	38	72.7	21.4

Security Credit Ratings (as of 04/26/07):
	Standard & Poor’s	Moody’s	Fitch
SCANA Corporation:
Senior Unsecured	BBB+	A3	A-
Outlook	Stable	Stable	Stable

South Carolina Electric & Gas Company:
Senior Secured	A-	A1	A+
Senior Unsecured	BBB+	A2	A
Commercial Paper	A-2	P-1	F1
Outlook	Stable	Stable	Stable

PSNC Energy:
Senior Unsecured	A-	A2	A
Commercial Paper	A-2	P-1	F1
Outlook	Stable	Stable	Stable

South Carolina Fuel Company:
Commercial Paper	A-2	P-1	F1